UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2011

FOUR RIVERS BIOENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (44) 1642 674085

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2012, Verta Energy Trading Limited (‘VETL’), a wholly owned subsidiary of Four Rivers BioEnergy Inc., entered into a further Deed of Variation with the shareholders of ML Oils Limited (“ML”), whereby the terms of the Share Purchase Agreement, dated May 24, 2011, as amended by previous deeds of variation (together, referred to as the ‘SPA’), under which VETL conditionally agreed to purchase the entire issued share capital of ML, was modified such that the latest closing date for the transaction is extended to January 31, 2012 and the definition of ‘Earn Out Period’ is modified so as to be the period from Completion to April 30, 2013.

In addition, the shareholders of ML have informed VETL that ML’s performance has improved since the SPA was first negotiated and that they wish to discuss an adjustment to the purchase consideration to reflect this. Under the terms of the Deed of Variation the parties have agreed to review and amend, if appropriate, the purchase price and payment structure terms of the proposed transaction, in a manner to be agreed between them, based upon updated due diligence to be conducted by VETL of the accounting records of ML for the period from 1 May 2011 to 31 December 2011.

In all other respects the SPA remains unaltered by this Deed of Variation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2012	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer